                          SCHEDULE 14(A) INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)

     Filed by Registrant                       [X]
     Filed by a Party other than Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12:

                                 FOUR MEDIA COMPANY
                               ----------------------

Payment of filing fee (check appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

          -------------------------------------------------------------------


     [ ]  Fee paid previously with preliminary materials.

     { } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)   Amount previously paid:

                ---------------------------------------------------------------
          (2)   Form, Schedule or Registration Statement No.:

                ---------------------------------------------------------------
          (3)   Filing party:

                ---------------------------------------------------------------
          (4)   Date Filed:

                ---------------------------------------------------------------

                         [LOGO OF FOUR MEDIA COMPANY]


                            2813 WEST ALAMEDA AVENUE
                           BURBANK, CALIFORNIA 91505

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 15, 1998
                                _______________

To the Stockholders of Four Media Company:

     The Annual Meeting of Stockholders of Four Media Company (the "Company") will be held at the Burbank Hilton Hotel, 2500 N. Hollywood Way, Burbank, California 91505 on Thursday, January 15, 1998 at 10:00 A.M. for the following purposes:

     (1) To elect three directors to the Board of Directors for the Company to serve for three years until the third subsequent Annual Meeting of Stockholders and until their respective successors shall be elected and qualified;

     (2) To consider and ratify the appointment of Coopers & Lybrand LLP as independent certified public accountants for fiscal year 1998; and

     (3) To consider and to transact such other business as may properly be brought before the meeting.

     The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

     Only stockholders of record at the close of business on November 26, 1997 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the principal executive offices of Four Media Company 2813 West Alameda Avenue, Burbank, California 91505.



                                    /s/ ROBERT T. WALSTON
                                    Robert T. Walston, Chairman

Burbank, California
December 1, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                               FOUR MEDIA COMPANY
                            2813 WEST ALAMEDA AVENUE
                           BURBANK, CALIFORNIA 91505
                                 (818) 840-7000
                                 ______________

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held January 15, 1998
                                   10:00 a.m.
                                _______________

     The accompanying proxy is solicited by the Board of Directors of Four Media Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, January 15, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is December 1, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                              GENERAL INFORMATION


     ANNUAL REPORT. The Annual Report on Form 10-K for the fiscal year ended August 3, 1997, is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business on November 26, 1997, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 9,552,502 shares of Common Stock of the Company, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table contains information as of August 31, 1997 regarding the ownership of the Common Stock of the Company by all persons who, to the knowledge of the Company, were (i) the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of August 3, 1997 whose salary and bonus for the year ended August 3, 1997 exceeded $100,000 and (iv) all current executive officers and directors of the Company as a group.


                                                                               SHARES BENEFICIALLY
                                                                                    OWNED (1)
                                                                             ----------------------
       NAME OF BENEFICIAL OWNERS                                              NUMBER       PERCENT
       -------------------------                                              ------       -------
Technical Services Partners, L.P. (2)  ..............................      4,552,502          47.7
Robert T. Walston (3)  ..............................................      1,432,875          15.0
John H. Donlon (4)  .................................................        118,707           1.2
John H. Sabin (5)  ..................................................         97,125             *
Gavin W. Schutz (6)  ................................................         97,125             *
Robert Bailey (7)  ..................................................         97,125             *
Shimon Topor (2)(8)(10)  ............................................      4,552,502          47.7
Edward Kirtman (2)(8)(10)  ..........................................      4,552,502          47.7
Paul Bricault (10)  .................................................             --            --
Thomas Wertheimer (10)  .............................................             --            --
All directors and executive officers as a
group (8 persons)(9)(10)  ...........................................      4,962,584          49.8

------------------------
*    Less than 1% of outstanding shares.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 1997 at a price less than or equal to the market price are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(2) Technical Services Partners, L.P. ("TSP") is a limited partnership the general partner of which is Technical Services Holdings Inc.
     ("Holdings"), a corporation, all of the voting capital stock of which is owned by Steinhardt Partners, L.P. The non-voting capital stock of Holdings is owned by Institutional Partners, L.P., S.P. International S.A., Steinhardt Overseas Fund, Ltd. The managing general partner of Steinhardt Partners, L.P. is Michael Steinhardt. The principal business address of Steinhardt Partners, L.P. and Messrs. Steinhardt, Topor and Kirtman is 605 Third Avenue, New York, New York 10158. Totals include shares beneficially owned by Robert T. Walston reflecting his profit interest in TSP.
(3) Mr. Walston's address is c/o Four Media Company, 2813 West Alameda Avenue, Burbank, California 91505. As a result of his profit interest in TSP, Mr. Walston beneficially owns 1,432,875 shares of the Company's Common Stock.
(4)  Represents 118,707 shares issuable upon exercise of vested options.
(5)  Represents 97,125 shares issuable upon exercise of vested options.
(6)  Represents 97,125 shares issuable upon exercise of vested options.
(7)  Represents 97,125 shares issuable upon exercise of vested options.
(8) These shares are owned by TSP. Messrs. Topor and Kirtman are executive officers of the general partner of TSP, and general partners of Steinhardt Partners, L.P., the owner of all the voting capital stock of Holdings. Neither Mr. Topor nor Mr. Kirtman own any shares of Common Stock directly, but may be considered the beneficial owner of the securities listed above. However, Messrs. Topor and Kirtman disclaim beneficial ownership of such shares.
(9)  Includes 410,082 shares issuable upon exercise of vested options.
(10) Excludes 100,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Director Plan to each of Messrs. Topor, Kirtman, Bricault and Wertheimer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of forms furnished to the Company and written representations from certain of the directors and officers that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than ten percent of its Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Securities Exchange Act with respect to the fiscal year ended August 3, 1997.


                              CERTAIN TRANSACTIONS


REPAYMENT OF NOTE

     The Company repaid TSP $9.0 Million principal amount of, and accrued interest on, the November 1994 note, using a portion of the proceeds from the Company's initial public offering.

INDEMNITY AGREEMENTS

     The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company (the "Indemnitees). The Indemnity Agreements provide that the Company will indemnify each Indemnitee against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee in defending or investigating a claim, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, or other enterprise, provided it is determined that the Indemnitee acted in good faith and reasonably believed his actions to be in the best interests of the Company.

REORGANIZATION

     On October 1, 1996, the Company sold 100,000 shares of Common Stock to TSP in consideration for $1,000. On October 17, 1996, the Company completed a reorganization pursuant to which it issued 5,900,000 shares of Common Stock to TSP in exchange for 1,000 shares of 4MC Burbank common stock, representing 100% of the issued and outstanding shares of the corporation, and as a result 4MC Burbank became a wholly owned subsidiary of the Company. In connection with the reorganization, 4MC Burbank's interests in its wholly owned subsidiaries, DMC and 4MC Asia were transferred to the Company in the form of a dividend distribution. The purpose of the reorganization was to facilitate future financing transactions and acquisitions. On November 19, 1996, the Company distributed a stock dividend of 475,000 shares of Common Stock to TSP.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS


     Management's nominees for election to the Board of Directors at the Annual Meeting of Stockholders to serve as Class III members are Robert Bailey, Paul Bricault and Thomas Wertheimer. If elected, each nominee will hold office for three years until the third subsequent annual meeting of stockholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-
                                                         ----
votes," will be counted as present in determining if a quorum is present.

     It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of proxy will vote the shares represented thereby for the named nominees. Management knows of no reason why any of the named nominees should be unable or unwilling to serve. However, if any named nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee(s).

     At the 1998 Annual Meeting of Stockholders, three (3) directors of the Company are to be elected for the ensuing three years and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees for election to the office of director, and certain information with respect to their age and background, are set forth below. Messrs. Bricault and Wertheimer were elected to their present terms of office effective upon completion of the Company's initial public offering. Mr. Bailey was elected a Director in September 1996.


NOMINEE                         POSITIONS WITH THE COMPANY                                                AGE   DIRECTOR SINCE
-------                         --------------------------                                                ---   --------------
Robert Bailey                   Vice President, Director  of Marketing and Director                       40         1996
Paul Bricault                   Director                                                                  35         1997
Thomas Wertheimer               Director                                                                  60         1997

     Robert Bailey has served as Vice President and Director of Marketing of the Company since August 1996, and was elected a Director of the Company in September 1996. From 1993 to 1996 he served as Vice President and Director of Marketing for the Company's studio and television services divisions. Prior to joining the Company he was a Vice President of Image Transform, Inc., from 1985 to 1993. From 1977 to 1985, he was creator/producer of "Hollywood Detective" for the A&E Channel, Producer/Director of "Eye on L.A." for ABC and Producer of "Remmington Steele" for MTM Productions. Mr. Bailey received a BA from the University of Southern California.

     Paul Bricault began serving as a Director of the Company upon the completion of the Company's initial public offering. Since 1994, he has served as an agent in corporate consulting on emerging technologies for the William Morris Agency. From 1989 to 1994, he served as a Senior Media Analyst for Paul Kagan Associates, where he was responsible for the firm's coverage of worldwide film, television and new media markets. Mr. Bricault currently teaches a course in new technologies and their impact on the motion picture industry for the graduate program of the University of Southern California's School of Cinema-Television. Mr. Bricault received a BA from the University of Western Ontario and an MA in Communications Management from the Annenberg School of Communication at the University of Southern California.

     Thomas Wertheimer began serving as a Director of the Company upon the completion of the Company's initial public offering. From 1964 to 1972, he worked for ABC where he became Vice President of Business Affairs. From 1972 to 1976 he was Vice President of Business Affairs of Universal Television. From 1976 to 1991, he served as a Director of MCA, Inc. ("MCA") and was a Member of MCA's three person Executive Committee from 1977 to 1991. From 1983 to 1996, he served as Executive Vice President of MCA, and from 1991 to 1996 he took on the additional positions of Chairman of both the Television and Home Entertainment Groups. Since January 1996, Mr. Wertheimer has been consulting for MCA and serving as Chairman of the Board of the KCRW Foundation, the UCLA Extension TV and Film Advisory Board, and the Columbia Law School Board of Visitors. Mr. Wertheimer received a BA from Princeton University and an LLB from Columbia Law School.

     The Board of Directors is divided into three classes. Class I, with terms expiring in 1999, is comprised of Messrs. Robert T. Walston, Shimon Topor and Edward Kirtman. Class II, with the terms expiring in 1998, was comprised of Messrs. John H. Donlon, John H. Sabin and Gavin W. Schutz. Information regarding those directors is shown below, except for Mr. John Sabin, who resigned as officer and director, for health reasons as of August 31, 1997. Accordingly, there is currently a vacancy on the Board of Directors. Class III, with terms expiring in 1997, is currently comprised of Messrs. Bailey, Bricault and Wertheimer. There are no family relationships among any of the executive officers or directors of the Company.

CLASS I DIRECTORS

     Robert T. Walston is the founder of the Company and has served as Chairman and Chief Executive Officer since August 1993. From 1991 until he founded the Company, Mr. Walston served as a Vice President and Director of Steinhardt Group, Inc. where he directed the firm's sourcing and financial analysis of acquisitions of middle market companies. From 1988 to 1991, Mr. Walston was a Vice President of Dean Witter Reynolds, Inc. where he worked on merger and acquisition assignments and debt and equity offerings. Mr. Walston received a BBA from Baylor University and an MBA from the University of Texas at Austin.

     Shimon Topor has served as a Director of the Company since August 1993. He has been a general partner in all of the private investment partnerships controlled by Michael H. Steinhardt since 1985. Prior to joining the

Steinhardt organization, he managed the international operations of Bank Hapoalim, served as Chairman and Chief Executive Officer of Israel Continental Bank, and Senior Vice President of the Ampal Corporation. Mr. Topor received a law degree from Hebrew University Law School.

     Edward Kirtman has served as a Director of the Company since August 1993. He has been a general partner in all of the private investment partnerships controlled by Michael H. Steinhardt since 1995. From 1986 to 1994 he served as the Chief Financial Officer of the Steinhardt organization's real estate investment corporations and partnerships. Prior to joining the Steinhardt organization, Mr. Kirtman was an Assistant Vice President of Heller Financial, Inc. Mr. Kirtman received a BBA from Baruch College.

CLASS II DIRECTORS

     John H. Donlon has served as President and a Director of the Company since August 1993. Prior to joining the Company, Mr. Donlon was President and Chief Executive Officer of Compact Video Group, Inc., a provider of post-production services to the television industry, from 1984 to 1993. From 1981 to 1984, Mr. Donlon was employed by Technicolor, Inc. as President of Technicolor's videocassette subsidiary and from 1977 to 1981 as Vice President and Director of Technicolor's Laboratory Operations. Mr. Donlon received a BA degree from the University of Florida.

     Gavin W. Schutz has served as Vice President and Chief Technology Officer of the Company since August 1993, and was elected a Director of the Company in September 1996. Prior to joining the Company he was Director of Engineering of Image Transform, Inc., a provider of feature mastering and standards conversion services to the entertainment industry, from 1980 to 1993. Mr. Schutz is responsible for the design of digital video standards converters, time and smear correctors and video noise reduction using four field non-recursive digital filtering algorithms. Mr. Schutz received a BS degree in Electronic Engineering from the South Australia Institute of Technology.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended August 3, 1997, the Board held two meetings and took action by unanimous written consent twenty-two times. No director serving on the Board in fiscal year 1997 attended fewer than 75% of such meetings of the Board and the Committee on which he serves.

     The Company's Compensation Committee was formed to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock option and other benefit plans and make recommendations to the Board of Directors regarding such matters. The Committee is currently composed of Messrs. Topor and Kirtman. Prior to formation of the Compensation Committee, the entire Board of Directors administered executive compensation programs.

     During the fiscal year ended August 3, 1997, the Compensation Committee held no meetings and took action by unanimous written consent two times. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION".

     The Company's Audit Committee recommends the selection of auditors for the Company and reviews the results of the audits and other reports and services provided by the Company's independent auditors. The Audit Committee is composed of Messrs. Bricault and Topor. During the fiscal year ended August 3, 1997 the audit committee held no meetings, but is scheduled to meet between the date of this proxy and the annual meeting of stockholders.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors are not paid a fee for attending board or committee meetings; however, all directors are reimbursed for reasonable expenses incurred in attending such meetings. The Company's Director Plan provides for automatic stock option grants to non-employee directors.

     The Director Plan provides for an automatic grant of an option to purchase 100,000 shares of Common Stock to each non-employee director upon his becoming a non-employee director. One-quarter of the shares subject to the option will vest one year after the date of grant and each additional one-quarter will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. The exercise price of the option will be 100% of the fair market value per share of the Company's Common Stock on the date of the grant of the option.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS III NOMINEES, I.E. ROBERT BAILEY, PAUL BRICAULT AND THOMAS WERTHEIMER.


                             EXECUTIVE COMPENSATION


COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation during fiscal years ended August 3, 1997, August 4, 1996 and July 30, 1995 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of August 3, 1997 whose salary and bonus for the year ended August 3, 1997 exceeded $100,000.


SUMMARY COMPENSATION TABLE


                                                                                                             LONG TERM
                                                          ANNUAL COMPENSATION                               COMPENSATION
                                                    -------------------------------                      -----------------

                                                                        OTHER ANNUAL     ALL OTHER         AWARDS OPTION
       NAME AND PRINCIPAL POSITION         YEAR     SALARY      BONUS   COMPENSATION    COMPENSATION          SHARES
----------------------------------------   ----     ------      -----   ------------    ------------          ------
Robert T. Walston,......................   1997   $240,000   $     --       $(1)            $--               $
  Chairman and Chief Executive Officer     1996    240,000         --        (1)             --
                                           1995    240,000         --        (1)             --
John H. Donlon,......................      1997    253,493         --        (1)             --
  President                                1996    253,493         --        (1)             --
                                           1995    253,493         --        (1)             --
John H. Sabin,......................       1997    174,965         --        (1)             --
  Vice President and Chief                 1996    174,965         --        (1)             --
  Financial Officer                        1995    174,965         --        (1)             --
Gavin W. Schutz,......................     1997    175,000         --        (1)             --
  Vice President and Chief Technology      1996    175,000    40 ,000        (1)             --
  Officer                                  1995    175,000         --        (1)             --
Robert Bailey,......................       1997    145,673         --        (1)             --
  Vice President and Director              1996    125,000     40,000        (1)             --
  of Marketing                             1995    118,269         --        (1)             --

----------------------------

(1) Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lessor of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Messrs. Walston, Donlon, Sabin, Schutz and Bailey. Each of the employment agreements with Messrs. Donlon, Sabin and Bailey is for a term extending through September 1999. The employment agreements with Messrs. Walston and Schutz each have a term extending through the earlier of repayment of the Term Loan Facility with the Hongkong and Shanghai Banking Corporation or April 2002, the maturity date of the Term Loan Facility. Messrs. Walston, Donlon, Sabin, Schutz and Bailey are entitled to receive annual salaries of $260,000, $262,000, $175,000, $175,000 and $175,000,
respectively. In the event of termination without cause, Messrs. Walston, Donlon, Sabin, Schutz and Bailey are entitled to receive the full amount of compensation payable under the original terms of their respective employment agreements for the remaining term of such agreements, and in the event of disability, the full amount of compensation payable for the lesser of six months or the remaining term of such agreements. Mr. Sabin resigned as an officer and director of the Company effective August 31, 1997 due to disability and his employment agreement terminated effective as of such date.

STOCK OPTIONS GRANTED IN FISCAL 1997

     During fiscal 1997, no options were granted to the persons named in the Summary Compensation Table.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended August 3,1997 and unexercised options held as of August 3, 1997, by the persons named in the Summary Compensation Table. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by the Company as a price equal to the option exercise price, if the corresponding options were exercised before these shares had vested.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF SECURITIES                 VALUE IN DOLLARS OF
                                                                  UNDERLYING UNEXERCISED              UNEXERCISED IN-THE-MONEY
                                SHARES                              OPTIONS AT 8/3/97                    OPTIONS AT 8/3/97
      NAME                     ACQUIRED       VALUE         ------------------------------------   -------------------------------
      ----                    ON EXERCISE    REALIZED($)    EXERCISABLE(1)(2)  UNEXERCISABLE(3)    EXERCISABLE(2)  UNEXERCISABLE(4)
                              -----------    -----------    -----------------  ----------------    --------------  ----------------
Robert T. Walston                  --            --                    --                    --            $   --            $   --

John H. Donlon                     --            --               118,707                59,354           790,589           395,298
                                   --
John H. Sabin                      --            --                97,125                48,563           646,853           323,430

Gavin W. Schutz                    --            --                97,125                48,563           646,853           323,430

Robert Bailey                      --            --                97,125                48,563           646,853           323,430

-------------------------
(1) Options granted in fiscal 1994 under the 1993 Stock Option Plan vest over a six year period at a rate of 16.7% per year.
(2) Represents shares that are immediately exercisable and/or vested. Based on the closing price of $7.00 as reported on the Nasdaq National Market, on August 1, 1997, less the exercise price.
(3)  Represents shares which are unvested and not immediately exercisable.
(4) Based on the closing price of $7.00 as reported on the Nasdaq National Market, on August 1, 1997, less the exercise price.


                         COMPARATIVE STOCK PERFORMANCE


     The chart below sets forth line graphs comparing the performance of the Company's Common Stock as compared with two peer group indices for the period commencing February 7, 1997, the date of the Company's initial public offering, and ending August 1, 1997. The first peer group index consists of the common stock of companies that Management believes most similar in their operations to that of the Company. This peer group includes CST Entertainment, Incorporated, Millennia Incorporated, Laser Pacific Media Corporation, The Todd-AO Corporation, Unitel Video, Incorporated and Video Services Corporation. The second peer group index includes the broader category of all publicly traded companies whose industry sector is defined or listed as motion picture services and includes Carlton Communications PLC, Glenex Industries, Incorporated, Rank Group PLC, Allied Digital Technologies Corporation, American Film Technologies, Z-Axis Corporation, CST Entertainment, Incorporated, Digital Communications Technology Corporation, Millennia Incorporated, Indenet Incorporated, Lancit Media Entertainment Ltd., Laser Pacific Media Corporation, MPTV Incorporated, MSH Entertainment Corporation, Pinnacle Systems, Incorporated, The Todd-AO Corporation, Unitel Video, Incorporated, VDI Media, Vaughn Communications, Incorporated and Video Services Corporation. The indices assume that the value of the investment in the Company's Common Stock and each index was $100 on February 7, 1997 and that dividends were reinvested.



INDEXED PRICES

####

Date       FOUR      Index 1          Index 2

    2/7/97    100.00         100.00                100.00
   2/10/97     98.77         101.00                100.50
   2/11/97     98.77          97.20                101.96
   2/12/97     98.77          97.07                100.94
   2/13/97     98.77          99.24                102.74
   2/14/97     98.77          96.57                101.19
   2/18/97     98.77          98.80                100.03
   2/19/97     98.77         102.11                100.03
   2/20/97     98.77         103.39                101.44
   2/21/97     98.77         101.47                102.48
   2/24/97     98.77         100.68                102.43
   2/25/97     98.77         101.82                103.25
   2/26/97     98.77         100.26                101.51
   2/27/97     98.77          99.28                101.21
   2/28/97    100.00          97.69                 98.17
    3/3/97     98.77          96.23                100.23
    3/4/97    100.00          95.50                100.27
    3/5/97    103.70          96.10                101.01
    3/6/97     98.77          95.63                101.80
    3/7/97     98.77          97.36                100.20
   3/10/97    100.00          94.70                100.09
   3/11/97     98.77          92.80                100.47
   3/12/97     98.77          92.16                100.02
   3/13/97     98.77          96.55                 99.56
   3/14/97     79.01          94.19                100.44
   3/17/97     77.78          89.40                 99.14
   3/18/97     75.31          94.87                 97.91
   3/19/97     76.54          96.17                 97.83
   3/20/97     70.37          95.45                 97.42
   3/21/97     76.54          96.75                 97.20
   3/24/97     79.01          96.43                 98.14


   3/25/97     79.01          94.62                 97.56
   3/26/97     79.01          93.98                 97.71
   3/27/97     79.01          95.93                 98.39
   3/31/97     79.01          96.09                 98.17
    4/1/97     76.54          95.21                 98.11
    4/2/97     79.01          93.72                 98.89
    4/3/97     71.60          90.06                 98.75
    4/4/97     71.60          92.12                100.73
    4/7/97     71.60          92.90                100.50
    4/8/97     74.07          91.62                 98.08
    4/9/97     71.60          93.09                 99.03
   4/10/97     70.37          91.81                 97.55
   4/11/97     69.14          91.17                 96.32
   4/14/97     69.14          87.51                 94.85
   4/15/97     69.14          91.93                 95.70
   4/16/97     69.14          94.52                 96.89 =graphdialog!$V$2
   4/17/97     69.14          93.31                 97.94 =graphdialog!$A$1
   4/18/97     69.14          92.15                 97.54 =graphdialog!$A$1
   4/21/97     67.90          92.10                 98.22 =graphdialog!$V$1
   4/22/97     67.90          91.02                 98.35
   4/23/97     64.20          90.39                 98.15
   4/24/97     59.26          89.76                 98.65
   4/25/97     60.49          87.80                 97.83
   4/28/97     51.85          90.63                 96.47
   4/29/97     56.79          90.60                 96.46
   4/30/97     54.32          92.29                 96.09
    5/1/97     58.02          90.83                 96.41
    5/2/97     56.79          92.32                 95.17
    5/5/97     59.26          90.95                 96.78
    5/6/97     59.26          87.23                 98.68
    5/7/97     58.02          89.49                 99.09
    5/8/97     59.26          91.38                100.40
    5/9/97     61.73          92.96                100.62
   5/12/97     61.73          91.61                100.18
   5/13/97     59.26          91.02                100.82
   5/14/97     59.26          92.04                100.40
   5/15/97     58.02          91.83                101.50
   5/16/97     58.02          90.43                100.21
   5/19/97     58.02          90.93                 97.58
   5/20/97     58.02          90.97                 98.76
   5/21/97     58.02          85.79                 99.32
   5/22/97     58.64          87.35                 99.86
   5/23/97     59.26          90.35                 99.05
   5/27/97     60.49          86.58                 99.47
   5/28/97     58.02          88.32                 98.39
   5/29/97     62.96          87.09                 99.20
   5/30/97     60.49          85.76                 98.61
    6/2/97     62.96          89.74                 98.79
    6/3/97     69.14          90.27                100.03
    6/4/97     79.01          87.33                 99.44
    6/5/97     79.01          90.73                 99.19
    6/6/97     74.07          90.63                101.74
    6/9/97     70.37          87.71                 99.93
   6/10/97     76.54          94.24                100.21
   6/11/97     76.54          93.11                 97.82
   6/12/97     77.78          91.96                 98.97
   6/13/97     75.31          95.72                 93.15
   6/16/97     66.67          92.72                 92.01
   6/17/97     70.37          95.93                 92.06
   6/18/97     80.25          95.75                 92.09
   6/19/97     76.54          90.28                 94.12
   6/20/97     78.40          94.63                 92.20
   6/23/97     79.01          94.11                 92.75
   6/24/97     80.25          95.19                 94.10
   6/25/97     85.19          92.40                 94.34
   6/26/97     77.78          93.05                 96.95
   6/27/97     80.25          93.11                 94.42
   6/30/97     76.54          93.97                 93.92
    7/1/97     79.01          91.91                 93.52
    7/2/97     82.72          91.21                 93.37
    7/3/97     82.72          91.71                 96.51
    7/7/97     76.54          93.89                 93.61
    7/8/97     80.25          92.33                 93.87
    7/9/97     76.54          90.55                 92.76
   7/10/97     72.84          92.33                 91.68
   7/11/97     74.07          91.09                 95.13
   7/14/97     75.31          91.88                 95.43
   7/15/97     80.25          92.84                 92.58
   7/16/97     77.78          91.77                 90.33
   7/17/97     76.54          91.31                 90.33
   7/18/97     72.84          91.07                 88.63
   7/21/97     75.31          89.53                 87.74
   7/22/97     74.07          92.64                 88.19
   7/23/97     70.37          88.27                 89.32
   7/24/97     70.37          87.80                 86.94
   7/25/97     67.90          88.53                 89.26
   7/28/97     70.37          88.09                 87.99
   7/29/97     66.67          88.36                 87.20
   7/30/97     67.28          87.99                 88.36
   7/31/97     70.37          89.77                 87.02
    8/1/97     69.14          88.10                 88.88


_______________

 1 Peer Group Index 1 includes: CST Entertainment, Incorporated, Millennia Incorporated, Laser Pacific Media Corporation, The Todd-AO Corporation, Unitel Video, Incorporated and Video Services Corporation.

 2 Peer Group Index 2 includes: Carlton Communications PLC, Glenex Industries, Incorporated, Rank Group PLC, Allied Digital Technologies Corporation, American Film Technologies, Z-Axis Corporation, CST Entertainment, Incorporated, Digital Communications Technology Corporation, Millennia Incorporated, Indenet Incorporated, Lancit Media Entertainment Ltd., Laser Pacific Media Corporation, MPTV Incorporated, MSH Entertainment Corporation, Pinnacle Systems, Incorporated, The Todd-AO Corporation, Unitel Video, Incorporated, VDI Media, Vaughn Communications, Incorporated and Video Services Corporation.

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Act.


                         COMPENSATION COMMITTEE REPORT


     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Such report will not be deemed to be incorporated by reference in any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the

Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Act.

     The Compensation Committee was formed to review and approve the compensation and benefits of the Company's executive officers, administer the Company's stock option and other benefit plans and make recommendations to the Board of Directors regarding such matters.

     The Compensation Committee has not yet adopted an overall executive compensation policy, nor has it made compensation decisions with respect to the executive officers. The salaries of the executive officers are set by their respective employment agreements. There have been no bonuses or stock options granted to executive officers since the establishment of the Compensation Committee.

     It is anticipated that the Compensation Committee will generally adhere to compensation policies which reflect the belief that (i) the Company must attract and retain individuals with outstanding ability and motivate and reward such individuals for sustained performance; (ii) a substantial portion of an executive's compensation should be at risk based upon the executive's performance and that of the Company; and (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable companies.

     The Compensation Committee's goal with respect to incentive compensation will be to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders. The Compensation Committee expects to develop programs designed to meet such goals.

     It is anticipated that the Company's long-term incentive compensation will be provided by grants of stock options under the Company's 1997 Stock Plan. The Compensation Committee will assess various factors when considering option grants under the 1997 Stock Plan. Such factors will include prevailing norms for the ratio of options outstanding to total shares outstanding; the relative influence each executive officer will have on building stockholder value over the long term; and the amount, vesting and expiration date of each executive officer's outstanding options.

                              EDWARD KIRTMAN
                              SHIMON TOPOR


                                   PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     The Board of Directors of the Company has appointed Coopers & Lybrand LLP to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending August 2, 1998. Coopers & Lybrand LLP has acted in such capacity since its appointment for fiscal 1994. A representative of Coopers & Lybrand LLP will be present at the annual meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions.

     In the event that ratification by the stockholders of the appointment of Coopers & Lybrand LLP as the Company's independent accountants is not obtained, the Board of Directors will reconsider said appointment.

     The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF COOPERS & LYBRAND LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 2, 1998.

                                 OTHER MATTERS


     The solicitation of proxies is made on behalf of the Board of Directors of the Company and the cost thereof will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


     Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 2813 West Alameda Avenue, Burbank, California 91505 no later than August 3, 1998, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                              By Order of the Board of Directors



                              /s/ ROBERT T. WALSTON
                              Robert T. Walston
December 1, 1997              Chairman



                                   FORM 10-K


     The Company's Annual Report on Form 10-K for the fiscal year ended August 3, 1997, including the financial statements and schedules thereto, is included in the Annual Report to Stockholders accompanying this Proxy Statement.

--------------------------------------------------------------------------------
PROXY                          FOUR MEDIA COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned hereby appoints Robert T. Walston and John H. Donlon proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the share of stock of Four Media Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held January 15, 1998, or any adjournment or postponement thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     Unless contrary instructions are given below, this Proxy shall be voted according to the recommendations of the Board of Directors.

                                                                  WITHHELD
PROPOSAL 1: ELECTION OF DIRECTORS                           FOR    FOR ALL
            Robert Bailey                                   [_]      [_]
            Paul Bricault
            Thomas Wertheimer

WITHHELD FOR (Write that nominee's name)______________________

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS    FOR    AGAINST     ABSTAIN
                                                      [_]      [_]         [_]

                                          I PLAN TO ATTEND THE MEETING [_]

                                          Dated: ______________________________

                                          -------------------------------------
                                                        Signature

                                          Note: Please sign as name appears
                                          hereon. Joint Owners must each sign.
                                          When signing as attorney-in fact,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

--------------------------------------------------------------------------------